Exhibit 99.6

                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made this _____ day of January, 2006 between BURNETT PLAZA ASSOCIATES, L.P., a Delaware limited partnership ("SELLER"), and HARVARD PROPERTY TRUST, LLC, A DELAWARE LIMITED LIABILITY COMPANY, DOING BUSINESS AS BEHRINGER HARVARD FUNDS ("PURCHASER").

SECTION 1.        CERTAIN TERMS.

1.1     EFFECTIVE DATE          The date of this Agreement as set forth above

1.2     PURCHASE PRICE          $172,000,000, payable a portion in cash or other
                                immediately available federal funds at Closing
                                (as hereinafter defined) and a portion by the assumption of the Underlying Loan (as hereinafter defined).

1.3     DEPOSIT                 $16,000,000.00, together with any interest
                                earned thereon.

1.4     TITLE PERIOD            Intentionally deleted.

1.5     CLOSING DATE            January 26, 2006, subject to extension pursuant
                                to Section 8.1(f), Section 8.1(i), and Section
                                9.1(d), or such earlier date as may be
                                acceptable to Purchaser and Seller.

1.6     PURCHASER'S NOTICE      Harvard Property Trust, LLC
        ADDRESS                 15601 Dallas Parkway, Suite 600
                                Addison, Texas  75001
                                Attention: Jon Dooley
                                Telephone: 866-655-3600
                                Facsimile: 866-655-3610
                                E-mail: jdooley@bhfunds.com

                                With a courtesy copy to Purchaser's counsel as follows:

                                Harvard Property Trust, LLC
                                15601 Dallas Parkway, Suite 600
                                Addison, Texas  75001
                                Attention: Gerald Reihsen
                                Telephone: 866-655-3600
                                Facsimile: 866-655-3610
                                E-mail: greihsen@bhfunds.com

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                                Powell & Coleman, L.L.P.
                                8080 North Central Expressway, Suite 1380
                                Dallas, Texas  75206
                                Attention: Patrick M. Arnold
                                Telephone: 214-890-7108
                                Facsimile: 214-373-8768
                                E-mail: parnold@psclaw.com

1.7     SELLER'S NOTICE         Burnett Plaza Associates, L.P.
        ADDRESS                 2711 North Haskell, Suite 2150, LB 13
                                Dallas, Texas  75204
                                Attention: Christopher M. Hipps
                                Telephone: 214-828-8818
                                Facsimile: 214-828-8801
                                E-Mail: chipps@pplinc.com

                                With a courtesy copy to Seller's counsel as follows:

                                Akin Gump Strauss Hauer & Feld LLP
                                1700 Pacific Avenue, Suite 4100
                                Dallas, Texas  75201-4675
                                Attention: Randall M. Ratner, P.C.
                                Telephone: 214-969-2893
                                Facsimile: 214-969-4343
                                E-Mail: rratner@akingump.com

1.8     TITLE COMPANY           Republic Title of Texas, Inc.

                                2626 Howell Street, 10th Floor
                                Dallas, Texas  75204-4064
                                Attention: Bo Feagin
                                Telephone: 214-855-8888
                                Facsimile: 214-303-0935
                                E-Mail: BFeagin@republictitle.com

1.9     BROKER                  Lehman Brothers

1.10    UNDERLYING LOAN         That certain $114,200,000.00 loan made by Bank
                                of America, N.A. (the "LENDER") to Seller pursuant to that certain Loan Agreement dated as of March 22, 2005 executed by Seller and Lender
                                (the "LOAN AGREEMENT").

1.11    UNDERLYING LOAN         The $114,200,000.00 Promissory Note dated as of
        DOCUMENTS               March 22, 2005 executed by Seller and payable to
                                Lender (the "NOTE"), that certain Deed of Trust,
                                Assignment of Leases and Rents and Security
                                Agreement dated as of March 22, 2005, executed by Seller to

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                                PRLAP, Inc., as Trustee and filed in the Deed of
                                Trust Records of Tarrant County, Texas and all other documents securing payment of the Underlying Loan.

1.12    PARKING LEASES          The following parking leases between Seller, as
                                lessee, and the lessor named below: (a) Chase
                                Bank, NA, successor to Bank One, Texas, N.A. for surface parking lot (the "CHASE PARKING LEASE");
                                (b) First United Methodist Church of Fort Worth for surface parking lot (the "CHURCH PARKING
                                LEASE"); and (c) 813 Company, Ltd. for spaces in a parking garage.

1.13    MANAGEMENT AND
        LEASING AGREEMENT       The Management and Leasing Agreement in the form
                                attached hereto as EXHIBIT E to be executed by Purchaser at Closing.

SECTION 2.      AGREEMENT TO SELL AND PURCHASE; PURCHASE PRICE.

2.1 SALE AND PURCHASE. Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller for the Purchase Price, upon the terms and conditions set forth in this Agreement, all of Seller's right, title and interest in and to the following:

        a. that certain real property described on EXHIBIT A to this Agreement, which real property is located at 801 Cherry Street, Fort Worth, Texas, together with all improvements thereon; all easements, covenants and other rights appurtenant to such real property; and any land lying in the bed of any street, avenue or alley, open or closed, in front of, abutting or adjoining such parcel of real property (collectively, "REAL PROPERTY");

        b. all furniture, furnishings, fixtures, equipment and other tangible personal property, and replacements thereof, if any, now or hereafter affixed to and/or located at the Real Property and used by Seller in connection with the operation, maintenance or repair of the Real Property (collectively, the "TANGIBLE Property"), but excluding any management office furniture, furnishings, office equipment (including, without limitation, any personal computers, facsimile machines, photocopy machines and telephone equipment), it being agreed that a list of Tangible Property to be conveyed to Purchaser is attached hereto as EXHIBIT B;

        c. all leases of all or any portion of the Real Property, including, without limitation, the leases set forth on EXHIBIT C to this Agreement (together with all amendments, modifications and supplements thereto, collectively, the "LEASES"), together with all refundable tenant security deposits and any interest due thereon, letter of credit security deposits, and lease guaranties;

        d. to the extent assignable without the consent of any third-party, all service and supply contracts and amendments thereto (whether written, oral or otherwise) of any kind affecting or relating to the Real Property and/or the Tangible Property and in effect on the Closing Date, to be included in the Inspection Documents (exclusive of any Rejected Contracts, collectively, the "CONTRACTS");

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        e.      all intangible property now or on the Closing Date owned or held by Seller in connection with the Real Property or the Tangible Property, including, without limitation, (i) to the extent assignable without the consent of any third-party, all licenses; permits; authorizations; approvals; certificates; and other governmental approvals (collectively, the "PERMITS");
(ii) to the extent assignable without the consent of any third-party, all land use applications and fees, architectural, engineering and other plans, specifications and drawings, floor area ratio rights, and all development rights; and (iii) all property management records which are nonproprietary to Seller or its manager, transferable warranties and all trade or project names (including specifically, without limitation, the interest of Seller in the name "Burnett Plaza") and all logos and marks (other than those including the names "Prentiss Properties", "Brandywine" or derivatives thereof) (collectively, the "INTANGIBLE PROPERTY"); however, Seller hereby notifies Purchaser that Seller has taken no action to register or protect its right to use any trademarks, tradenames or symbols; and

        f.      Seller's interest in and to the Parking Leases (the "PARKING
LEASES").

The "PROPERTY" means the Real Property, the Tangible Property, the Leases, the Contracts, the Intangible Property and the Parking Leases.

SECTION 3.      DEPOSIT.

3.1 POSTING OF DEPOSIT. Within two (2) business days after the Effective Date, Purchaser shall deliver the Deposit of $16,000,000.00 to Title Company by certified check, cashier's check or wire transfer of Federal funds ("IMMEDIATELY AVAILABLE FUNDS"). If Purchaser does not, for any reason whatsoever, timely deliver any Deposit to be delivered pursuant to this Agreement, then as a result of such failure, Purchaser shall be deemed in default hereunder, Seller thereupon may terminate this Agreement by notice to Purchaser as Seller's sole remedy, any Deposit then held by the Title Company shall be promptly paid to Seller, as liquidated damages, and neither party shall have any further rights or obligations hereunder, except for any provisions which survive the termination hereof. Except to the extent the Deposit is to be refunded to Purchaser pursuant to this Agreement, the Deposit shall be non-refundable to Purchaser so long as the conditions to Purchaser's obligations to consummate the Closing set forth in Section 9.1 have been satisfied or waived by Purchaser. At Closing, the Deposit shall be applied towards payment of the portion of the Purchase Price payable in cash or immediately available funds.

3.2 INVESTMENT OF DEPOSIT. Title Company shall promptly place the Deposit in an interest bearing account at a commercial bank reasonably satisfactory to Seller and Purchaser whose deposits are insured by the Federal Deposit Insurance Corporation and shall otherwise hold in escrow or disburse the Deposit in accordance with the terms of this Agreement.

SECTION 4.      STUDIES AND STUDIES INDEMNIFICATION.

4.1 TESTS AND STUDIES. Purchaser acknowledges and agrees that it has satisfactorily completed such tests and studies on, about and of the Property as Purchaser deemed necessary including, without limitation, reviewing the Inspection Documents (herein so called) described on SCHEDULE 1 hereto and conducted such architectural, engineering, environmental, soil boring,

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development and economic feasibility studies (the "STUDIES") as it deemed necessary and appropriate.

4.2 STUDIES INDEMNIFICATION. Pursuant to that certain Access and Diligence Agreement dated as of December 12, 2005 between Purchaser and Seller (as amended, the "ACCESS AGREEMENT"), Purchaser acknowledges and agrees that it has agreed to indemnify and hold Seller harmless from and against any lien, damage, loss, cost or expense to (including attorneys' fees) or claims against such persons or entities or the Property for damage to the Property (including the cost of restoring the Property to its pre-entry condition) and injury to any persons caused by Purchaser's or its agent's entry onto the Property in the course of exercising Purchaser's rights under this Agreement and the Access Agreement. Purchaser shall promptly restore or repair any damage to the Property caused by or attributable to Purchaser's Studies, such obligation to survive the termination or expiration of this Agreement and the Access Agreement. Purchaser has agreed to, and shall, keep the Property free and clear of any liens arising from Purchaser's exercise of its rights under this Agreement and the Access Agreement. The indemnity and other agreements of Purchaser described in this
Section 4.2 are herein called the "STUDIES INDEMNIFICATION". The Studies Indemnification shall survive the Closing or any termination of this Agreement.

SECTION 5.      TITLE AND SURVEY.

5.1     a.      TITLE APPROVAL. Purchaser has approved a current standard TLTA commitment for owner's title insurance for the Property (the "TITLE COMMITMENT") from the Title Company. All exceptions to title shown on the approved Title Commitment are herein called the "PERMITTED EXCEPTIONS". The Title Company shall obtain coinsurance through Partners Title Company of up to twenty percent (20%) of the face amount of the title policy to be issued by the Title Company to Purchaser. Purchaser has also approved a Survey of the Property (the "Survey").

        b. CERTAIN LIENS. Any provision of this Agreement to the contrary notwithstanding, any deeds of trust, mortgages, mechanic or materialmen liens, tax liens (other than the Underlying Loan Documents and liens for taxes not due and payable as of Closing (collectively, the "PERMITTED LIENS")) and other monetary liens against the Property (collectively, the "MONETARY LIENS"), either shall be discharged and removed by Seller at or before Closing, or the Title Company shall have committed to issue a title policy to Purchaser at the Closing without taking exception to such liens in reliance on an indemnity or bond delivered by Seller at Closing.

5.2 TITLE WARRANTY. At Closing, Seller shall convey the Real Property to Purchaser by special warranty deed, subject to the Permitted Exceptions, including, without limitation, the Underlying Loan Documents (the "Deed").

5.3 CONTINUING TITLE COVENANTS. Seller covenants that Seller will not take any action or fail to take any action that will result in a change in the ownership, encumbrances, title exceptions or survey matters affecting the Real Property from the Effective Date to Closing, except as otherwise permitted or required under this Agreement.

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SECTION 6.      REPRESENTATIONS AND WARRANTIES OF SELLER.

6.1     Seller represents and warrants to Purchaser as follows:

        a. ORGANIZATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas.

        b. AUTHORITY. Seller and any individual executing this Agreement on Seller's behalf, has the power to execute, deliver and perform this Agreement and has taken all actions required to authorize the due execution and delivery of this Agreement. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation, bylaws, partnership agreement, limited liability company agreement or other organizational documents (as applicable) of Seller, or any provision of any agreement, instrument, order, judgment or decree to which either Seller is a party or by which it or any of its assets is bound.

        c. BANKRUPTCY. Neither Seller nor any of its general partners, if any (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller or any of its general partners, if any, or (iv) to Seller's knowledge, none of the foregoing are pending or threatened.

        d.      FIRPTA. Seller is not a "foreign person" within the meaning of
Section 1445 of the Internal Revenue Code of 1986 ("FIRPTA").

        e. LITIGATION. There are no actions, suits, claims or other proceedings pending or, to Seller's knowledge, contemplated or threatened against Seller not covered by Seller's insurance that could affect materially and adversely Seller's ability to perform its obligations under this Agreement in a timely manner or which could materially and adversely affect the Seller's interest in the Property or any portion thereof.

        f. MECHANIC LIENS. All bills and claims for labor performed or materials supplied to Seller in connection with the Property have been paid in full or will be paid in full in the ordinary course of business and there are no mechanic's, materialman's or artisan's liens on or affecting Seller's interest in the Property.

        g.      LEASES.

                (i) Except for the Leases described on EXHIBIT C to this Agreement, there are no tenant leases of all or any portion of the Real Property to which Seller is a party.

                (ii) To Seller's knowledge, Seller has received no written notice as of the Effective Date from any tenant under the Leases asserting any claim or offset affecting the collection of rent from such tenant, nor has any tenant given any notice to Seller of its intention to terminate its tenancy.

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                (iii)   Seller has provided, or will make available at Seller's
office or at the Property to, Purchaser with a true and complete copy of each of the Leases.

        h. ASSESSMENTS. Seller has received no notice that any portion of the Property is subject to any proposed or pending special assessments.

        i. CONDEMNATION. There is no pending, or to Seller's knowledge, threatened, condemnation or eminent domain proceeding affecting any portion of the Property.

        j. CONTRACTS. Except for the Contracts to be included in the Inspection Documents, there are no service contracts or agreements or amendments thereto (whether written, oral or otherwise) of any kind affecting or relating to the Property which shall not be terminated by the Closing Date.

        k. ENVIRONMENTAL. Other than as disclosed to Purchaser in the Inspection Documents, Seller has received no written notice of any outstanding violation of any Environmental Law relating to the Property or of the unlawful presence on or release of Hazardous Materials from the Property or of the presence of unlawful quantities of Hazardous Materials on the Property. "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act and other federal laws governing the environment as in effect on the Effective Date together with their implementing regulations and guidelines as of the Effective Date, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. "HAZARDOUS MATERIALS" includes petroleum as defined in CERCLA, asbestos and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law; provided normal office and cleaning supplies commonly used in properties similar to the Property and the leaking of gasoline and oil in parking areas of the Property shall not be deemed to be Hazardous Materials for purposes of this Section 6.1k.

        l. VIOLATIONS. Other than as disclosed in the Inspection Documents, Seller has received no written notices of violations of applicable laws affecting the Real Property which have not been remedied.

        m. UNDERLYING LOAN. To Seller's knowledge, there are no events of default under the Underlying Loan Documents.

        n. LEASING COMMISSIONS. All leasing commissions attributable to the execution of Leases existing as of the Effective Date or the move-in of tenants occupying the Property as of the Effective Date have been paid in full. To Seller's knowledge, the only outstanding leasing commission agreements are those described on EXHIBIT G hereto.

        o. PARKING LEASES. To Seller's knowledge, there are no events of default under the Parking Leases; provided, however, the failure to obtain consents from the lessors under the Chase Parking Lease and the Church Parking Lease to the assignment of such Parking Leases to Purchaser should not be deemed to be a breach of this representation and warranty.

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6.2     SELLER'S KNOWLEDGE. Any representation or warranty made to "Seller's knowledge," "to the best of Seller's knowledge," "to the best of Seller's information and belief" or any similar knowledge qualification shall be deemed to mean, and shall be limited to, the actual knowledge (as distinguished from implied, constructive or imputed knowledge) of Jill Bennett, Kelly Brannen and Jack Clark, employees of an affiliate of Seller or its property manager, for the Property ("SELLER REPRESENTATIVE"), without such person having made or having any obligation to make any independent inquiry or investigation. Purchaser agrees that no Seller Representative shall have any personal liability arising out of any representations or warranties made hereunder. If any representation or warranty above is known by Purchaser prior to Closing to be untrue, Purchaser shall immediately notify Seller of Purchaser's discovery thereof, and if any breach of a representation or warranty is not remedied by Seller prior to Closing, Purchaser may as Purchaser's sole and exclusive remedy, either (i) terminate this Agreement whereupon the Deposit shall be refunded to Purchaser, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) waive its objections and close the transaction without any reduction in the Purchase Price.

6.3     DISCLAIMERS AND RELEASES.

        a.      Except for Seller's representations and warranties set forth in
Section 6.1, Purchaser acknowledges and agrees that (i) neither Seller nor any broker, agent, attorney, employee or representative of Seller has made or is now making any representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by or made available by Seller to Purchaser in connection with this Agreement; and (ii) all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

        b.      Except for Seller's representations and warranties set forth in
Section 6.1, Purchaser acknowledges and agrees that (i) neither Seller nor any broker, agent, attorney, employee or representative of Seller has made or is now making any representation, warranty or guaranty of any kind or character, express or implied, oral or written, past, present or future, concerning or with respect to the Property or any other matter whatsoever including, but not limited to, any representations or warranties as to habitability, merchantability, fitness for a particular purpose, zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals or any other matter or thing regarding the Property or otherwise; and (ii) upon Closing, Seller shall convey the Real Property and the Personal Property to Purchaser and Purchaser shall accept the Real Property and the Personal Property in "AS IS, WHERE IS" condition and with all faults.

        c. Except to the extent of the representations and warranties of Seller expressly set forth in this Agreement, but otherwise notwithstanding any other provision of this Agreement to the contrary, Purchaser, on behalf of itself and its successors and assigns, waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, the partners, trustees, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "SELLER'S RELATED PARTIES"), from any and all demands, claims, legal or administrative proceedings, losses,

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liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way be connected with the physical condition of the Real Property or any law or regulation applicable thereto, including, without limitation, the Environmental Laws.

SECTION 7.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.

7.1     REPRESENTATIONS. Purchaser represents and warrants to Seller as follows:

        a. ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under laws of the State of Delaware.

        b. AUTHORITY. Purchaser and any individual executing this Agreement on Purchaser's behalf, has the power to execute, deliver and perform this Agreement and has taken all actions required to authorize the due execution and delivery of this Agreement, including, without limitation, obtaining all requisite board approvals to enter into this Agreement and to consummate the transactions described in this Agreement. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of organization, limited liability company agreement or other organization documents (as applicable) of Purchaser, or any provision of any agreement, instrument, order, judgment or decree to which either Purchaser is a party or by which it or any of its assets is bound.

        c. BANKRUPTCY. Neither Purchaser nor any of its general partners or members (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as the mature, (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Purchaser or any of its general partners or members, and (iv) to Purchaser's knowledge, none of the foregoing are pending or threatened.

        d. NO FINANCING CONTINGENCY. Purchaser has adequate funds to consummate the transactions described in this Agreement, and its obligations to close the transactions described in this Agreement on the Closing Date are not subject to any financing contingency other than its assumption of the Underlying Loan.

        e. PERMITTED TRANSFEREE. Purchaser and affiliated entities which are directly or indirectly under common control with Purchaser or directly or indirectly control Purchaser or are controlled by Purchaser (i) own and operate at least ten (10) first-class office buildings totalling at least 5,000,000 square feet in major metropolitan markets (the Property is not included as part of such 5,000,000 square feet), (ii) have a net worth, determined as of the date hereof, of at least $500,000,000.00 (which $500,000,000.00 net worth does not include the value of the Property), and (iii) control, directly or indirectly, real estate assets with a market value of at least $500,000,000.00 (exclusive of the value of the Property).

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SECTION 8.      COVENANTS.

8.1     SELLER COVENANTS. Seller covenants as follows:

        a. LEASES. After the Effective Date, Seller will not execute any lease, license or other occupancy agreement or any amendment to any existing Lease, license or other occupancy agreement for any portion of the Property (any such lease or modification to an existing Lease executed after the date of the Access Agreement being herein called a "NEW LEASE") without the prior written consent of Purchaser. After the Effective Date, Seller shall provide promptly notices received by Seller from tenants under Leases asserting any claim or offset which would affect the collection of rent from such tenant or notifying Seller of a tenant's intention to terminate its tenancy.

        b. PERFORMANCE UNDER AGREEMENTS. From the Effective Date to Closing, Seller will perform its material obligations under the Parking Leases, Underlying Loan Documents, Leases and the Contracts and any other agreements that may affect the Property.

        c. CONTRACTS. Seller shall (i) not, from the Effective Date to Closing, enter into any Contracts that will survive Closing (except in the case of an emergency), (ii) send a termination notice to vendors under those Contracts that have been designated for termination or rejection in a written notice delivered by Purchaser to Seller on or before the Effective Date (the "REJECTED CONTRACTS"). The Rejected Contracts shall not include any Contracts that are not terminable by Seller upon thirty (30) or fewer days prior written notice to the Contract vendor or service provider, nor shall the Rejected Contracts include any Contracts that are terminable by Seller only upon payment of a penalty or premium or forfeiture of Seller's deposit. The foregoing or any other provision of this Agreement to the contrary notwithstanding, Rejected Contracts shall include and Seller shall terminate at Closing Seller's property management and the leasing agreement between Seller and an affiliate of Seller affecting the Real Property.

        d. MAINTENANCE OF REAL PROPERTY. From the Effective Date to Closing, Seller shall maintain the common areas and the non-tenanted areas of the Property in the same condition as of the Effective Date, ordinary wear and tear excepted, and subject to the casualty and condemnation provisions of this Agreement. Seller shall not remove or permit to be removed from the Property, any Tangible Property, except as required for any necessary repairs and also except that worn out or useless items may be removed provided such items are replaced with new items of substantially equal or better quality that are free and clear of any lien or encumbrance.

        e. INSURANCE. From the Effective Date to Closing, Seller shall maintain in full force and effect substantially the same public liability and casualty insurance coverage as is in effect with respect to the Property on the Effective Date.

        f. TENANT ESTOPPEL CERTIFICATES. Seller shall make commercially reasonable efforts to obtain and deliver to Purchaser promptly after receipt by Seller, but not later than three (3) business days prior to the Closing Date (the "ESTOPPEL RETURN DATE"), tenant estoppel certificates from all tenants under the Leases substantially in the form of EXHIBIT D attached hereto or such other form as is required or permitted by the applicable Lease; provided, Purchaser agrees to

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accept estoppel certificates from tenants which are governmental or quasi-governmental entities in the forms required by such tenants. An executed tenant estoppel certificate in the form required or permitted by the preceding sentence is herein referred to as a "TENANT ESTOPPEL". Notwithstanding anything contained herein to the contrary, it shall be a condition precedent to the obligation of Purchaser to consummate the transaction that is the subject of this Agreement that Seller deliver to Purchaser, on or before the Estoppel Return Date (i) Tenant Estoppels executed by each of the tenants denoted on EXHIBIT F as being "REQUIRED MAJOR TENANTS"; and (ii) Tenant Estoppels executed by each of the tenants denoted on EXHIBIT F as being "OTHER MAJOR TENANTS", provided, however, that in lieu of furnishing to Purchaser a Tenant Estoppel from one or more of the Other Major Tenants, Seller may, at Seller's sole option, execute and deliver to Purchaser a certificate as to the matters set forth in EXHIBIT D hereto (the foregoing condition being herein referred to as the "TENANT ESTOPPEL CONDITION"). If Seller is unable to satisfy the Tenant Estoppel Condition on or before the Estoppel Return Date, then Purchaser may, not later than the Closing, elect (in a written notice directed to Seller) one of the following: (1) to waive the Tenant Estoppel Condition, or (2) to extend the Closing Date for up to twenty-one (21) days to allow Seller more time to satisfy the Tenant Estoppel Condition. If Purchaser elects to extend the Closing Date pursuant to clause (2) of the preceding sentence and the Tenant Estoppel Condition is still not fulfilled on or before the expiration of the twenty-one
(21) day extension period, then Purchaser may elect the option set forth in clause (1) of the preceding sentence or Purchaser may elect to terminate this Agreement, in which event all of the Deposit shall be returned to Purchaser. The failure of Seller to obtain any Tenant Estoppel (or the refusal of Seller to correct any claimed default by landlord under a Lease) shall not be and shall not be deemed to be a breach of or default under this Agreement. Within five (5) business days after the Effective Date, the parties shall agree on the information to be inserted into the form tenant estoppel certificate for each tenant under a Lease, so that such certificates may be provided to said tenants. Seller shall deliver each Tenant Estoppel to Purchaser promptly following Seller's receipt thereof. Seller shall have no obligation to amend any Lease or to provide any concession, service or payment, reimbursement or other consideration to any tenant in connection with Seller's efforts to obtain Tenant Estoppels.

        g. AUDIT BY PURCHASER. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Purchaser's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing for ninety (90) days, and Seller shall not be required to prepare any additional statements other than those in Seller's possession and shall not be required to obtain information from Seller's outside auditors not currently in Seller's possession). Without limiting the generality of the preceding sentence (i) Seller shall, during normal business hours, allow Purchaser's auditors reasonable access to such books and records maintained by Seller (and Seller's manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (ii) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation in Seller's possession as are necessary for Purchaser's auditors to prepare audited financial statements; (iii) if Purchaser or its auditors require any information that is in the possession of the party from which Seller purchased the Property, Seller shall contact such prior owner of the Property and use commercially reasonable efforts to obtain from such

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

party the information requested by Purchaser; (iv) Seller will make available for interview by Purchaser and Purchaser's auditors the affiliate of Seller which is the manager of the Property or other employees of Seller or its affiliates responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (v) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser's auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing for twelve (12) months.

        h. TRANSFER OF WARRANTIES. Seller agrees to complete any documentation that may be required by a warrantor in order to consummate an assignment to Purchaser of any warranties included in the Property and to pay the cost of any fee required to transfer any such warranty.

        i. ESTOPPEL REGARDING PARKING LEASE. Notwithstanding anything contained herein to the contrary, it shall be a condition precedent to the obligation of Purchaser to consummate the transaction that is the subject of this Agreement that Seller deliver to Purchaser, on or before the Estoppel Return Date, an estoppel from 813 Company, Ltd. confirming the amount of rent payable under the Parking Lease with such lessor, the expiration date of such Parking Lease, and stating that no default currently exists under such Parking Lease (the foregoing condition being herein referred to as the "PARKING LEASE ESTOPPEL CONDITION"). If Seller is unable to satisfy the Parking Lease Estoppel Condition on or before the Estoppel Return Date, then Purchaser may, not later than the Closing, elect (in a written notice directed to Seller) one of the following: (i) to waive the Parking Lease Estoppel Condition; or (ii) to extend the Closing Date for up to twenty-one (21) days to allow Seller more time to satisfy the Parking Lease Estoppel Condition. If Purchaser elects to extend the Closing Date pursuant to clause (ii) of the preceding sentence and the Parking Lease Estoppel Condition is still not fulfilled on or before the expiration of the twenty-one (21) day extension period, then Purchaser may elect the option set forth in clause (i) of the preceding sentence or Purchaser may elect to terminate this Agreement, in which event all of the Deposit shall be returned to Purchaser. The failure of Seller to satisfy the Parking Lease Estoppel Condition shall not be and shall not be deemed to be a breach of or default under this Agreement.

SECTION 9.      CONDITIONS PRECEDENT TO CLOSING.

9.1 PURCHASER CONDITIONS. Purchaser's obligation to consummate Closing under this Agreement is subject to the satisfaction, as of Closing, of all of the following conditions:

        a. SELLER REPRESENTATIONS. Seller's representations and warranties set forth in this Agreement shall be true and accurate in all material respects as of the Effective Date and, except for the representation and warranty in
Section 6.1(g)(ii), as of the Closing Date without any material modification. No updates to the Rent Roll will constitute (individually or in the aggregate) material modifications to Seller's representations and warranties set forth in this Agreement. If on or before the Closing Date, Purchaser discovers that Seller has breached in any material respect any representation or warranty, Purchaser's sole remedy shall be as described in Section 6.2(i) or (ii) above.

        b. SELLER COVENANTS. Seller shall have performed in all material respects the covenants and obligations required under this Agreement to be performed or observed by Seller on or before the Closing Date.

        c. ESTOPPEL CERTIFICATES. The Estoppel Delivery Threshold shall have been met or waived by Purchaser as set forth in Section 8.1f. Purchaser acknowledges and agrees that estoppel certificates and/or consents from lessors under the Parking Leases shall not be a condition to Closing.

        d. LOAN ASSUMPTION. Lender shall have approved Purchaser's assumption of the Underlying Loan Documents, without material modification and Purchaser shall have approved the terms of the assumption documents required by Lender as a condition to such approval (Purchaser's approval of such assumption documents not to be unreasonably withheld or delayed); provided, however, Purchaser agrees to consent to such assumption documents so long as they do not materially modify the provisions of the Underlying Loan Documents. Purchaser covenants and agrees immediately on or before the Effective Date to pay Lender the $15,000.00 non-refundable processing fee if required by the Lender under the Underlying Loan Documents and to provide timely all information reasonably required by Lender in connection with Lender's approval of Purchaser's assumption of the Underlying Loan Documents, and Purchaser shall use commercially reasonable efforts to obtain Lender's consent to Purchaser's assumption of the Underlying Loan as soon as reasonably possible. Purchaser, upon a request from Seller, shall provide to Seller the current status of Purchaser's efforts to obtain Lender's consent to the assumption of the Underlying Loan. Notwithstanding anything in this Agreement to the contrary, if Lender fails to approve Purchaser's assumption of the Underlying Loan within the earlier of (i) the date Lender notifies Seller in writing that Lender is unwilling to approve Purchaser's assumption of the Underlying Loan, or (ii) one hundred twenty (120) days following the Effective Date, then either Purchaser or Seller may terminate this Agreement, in which event the Deposit shall be refunded to Purchaser so long as Purchaser is not then in default under this Agreement and, so long as no default then exists under this Agreement, neither party shall have any further rights or obligations under this Agreement, save and except the provisions of this Agreement which expressly survive a termination hereof. Purchaser covenants and agrees to use commercially reasonable efforts to satisfy the requirements of Lender to the assumption of the Underlying Loan pursuant to the Underlying Loan Documents, including, without limitation, the requirements of Section 6.1 of the Loan Agreement.

9.2 SELLER CONDITIONS. Seller's obligation under this Agreement to sell the Property to Purchaser is subject to the satisfaction, as of Closing, of all of the following conditions:

        a. PURCHASER REPRESENTATIONS. Purchaser's representations and warranties set forth in this Agreement shall be true, accurate and complete in all material respects as of the Effective Date and as of the Closing Date without any material modification; provided, however, (a) the representation and warranty in Section 6.1(h) shall not be deemed untrue if, after the Effective Date, Seller receives a notice of an assessment of $100,000.00 or less, and (b) the representation and warranty in Section 6.1(i) shall not be deemed to be untrue if, after the Effective Date, Seller receives notice of a condemnation which would not materially and adversely affect the Property or any material portion thereof.

        b. PURCHASER COVENANTS. Purchaser shall have performed in all material respects the covenants and obligations required by this Agreement to be performed by Purchaser on or before the Closing Date.

SECTION 10.     CLOSING; DELIVERIES AT CLOSING.

10.1 CLOSING. Closing of the transaction contemplated under this Agreement ("CLOSING") shall take place at 4:00 p.m. on the Closing Date at a location to be mutually agreed upon by Seller and Purchaser or by an escrow closing.

10.2 SELLER DELIVERIES. At Closing, Seller shall deliver (duly and fully executed, acknowledged and notarized as appropriate) to Title Company or perform the following:

        a.      the Deed;

        b. a bill of sale ("BILL OF SALE") in form reasonably acceptable to Seller and Purchaser conveying title to the Tangible Property, free and clear of all liens and containing special warranties of such title and right to convey;

        c. a general assignment and assumption agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") in a form reasonably satisfactory to Seller and Purchaser, that covers all Leases, Parking Leases, security deposits, Contracts (other than any Rejected Contracts), and Intangible Property, including those relating to the Tangible Property conveyed under the Bill of Sale;

        d. such resolutions and organizational documentation as Title Company reasonably requires;

        e. all documents reasonably required by Title Company with respect to Seller's compliance with FIRPTA;

        f.      all keys, codes and other security devices for the Real
Property;

        g. Seller's books and records necessary for the orderly transition of Property operations;

        h. a closing statement setting forth the charges, credits and adjustments to each party;

        i. written notice from Seller and Purchaser to each tenant of the Property stating that the Property has been sold to Purchaser and directing such tenants to make rental payments payable to the party and at the address specified by Purchaser as set forth in such notice; and

        j. a Rent Roll, certified by Seller, to Seller's knowledge, to be a true and accurate in all material respects and to be a copy of the rent roll that Seller uses on a day to day basis in connection with the Property, prepared as of the first day of the full calendar month immediately preceding the Closing Date.

10.3 PURCHASER DELIVERIES. At Closing, Purchaser shall deliver (duly and fully executed, acknowledged and notarized as appropriate) to Title Company or perform the following:

        a. written instructions to Title Company to release the Deposit to Title Company for disbursement in accordance with this Agreement (unless Purchaser irrevocably funds the entire Purchase Price and directs the Deposit to be refunded to Purchaser);

        b. the balance of the Purchase Price, less the outstanding principal balance of the Underlying Loan assumed by Purchaser, and all Closing and other costs required of Purchaser under this Agreement;

        c. such resolutions and organizational documentation as Title Company reasonably requires;

        d.      the Bill of Sale;

        e.      the Assignment and Assumption Agreement;

        f. a closing statement setting forth the charges, credits and adjustments to each party;

        g.      the Management and Leasing Agreement; and

        h. such assumption documents and other matters as may be required by Lender as a condition to Lender's consent to the assumption of the Underlying Loan Documents by Purchaser.

10.4 ADDITIONAL DELIVERIES. At Closing, Seller and Purchaser shall duly execute and deliver all other documents reasonably necessary to consummate the Closing.

SECTION 11.     COSTS, ADJUSTMENTS AND DISBURSEMENTS.

11.1    SELLER COSTS.  At Closing, Seller shall pay:

        a.      Deed recordation costs;

        b.      Seller's attorneys' fees;

        c.      the cost of the Survey update;

        d.      one-half of Title Company's escrow services charge;

        e. the costs of releasing all liens and other encumbrances that are to be released and of recording such releases;

        f. the cost of the examination of title, the title commitment and the title insurance policy; provided, if Purchaser requests any endorsements to the basic form of the title insurance policy, Purchaser shall be responsible for the premiums for any such endorsements;

        g. all other expenses stipulated to be paid by Seller under other provisions of this Agreement;

        h. the costs payable to Lender in connection with its approval of the Underlying Loan assumption by Purchaser;

        i.      any commission payable to Broker; and

        j. except as expressly set forth in this Agreement to the contrary, such other costs (other than costs expressly set forth herein as being payable by Purchaser) as are customarily paid by sellers in comparable transactions in the local market in which the Property is located.

11.2    PURCHASER COSTS. At Closing, Purchaser shall pay:

        a.      Purchaser's attorneys' fees;

        b.      one-half of Title Company's escrow services charge;

        c. all other expenses stipulated to be paid by Purchaser under other provisions of this Agreement;

        d.      the cost of any endorsements to the title insurance policy; and

        e. except as expressly set forth in this Agreement to the contrary, such other costs (other than costs expressly set forth herein as being payable by Seller) as are customarily paid by purchasers in comparable transactions in the local market in which the Property is located.

11.3 ADJUSTMENTS. The following shall be adjusted as of 11:59 p.m. of the day immediately preceding the Closing Date:

        a. city, state, county and school district ad valorem taxes, business improvement district charges, personal property taxes and all other taxes and assessments;

        b. collected rents (and any applicable stare or local tax on rent) under the Leases in effect on the Closing Date; collected operating and common area maintenance expense payments; and other collected income from the Property. Purchaser shall be credited with the amount of any security and other deposits paid to Seller by tenants of the Property. Any sums received after Closing for the account of tenants of the Property shall be applied first to all sums due Purchaser under the Leases, and the balance, if any, shall be remitted to promptly thereafter to Seller. To the extent Purchaser receives after Closing any rent, operating and common area maintenance expense payments or other income from the Property on account of amounts due prior to Closing, Purchaser shall promptly remit such payments to Seller. The provisions of this paragraph shall survive the Closing.

        c. utilities; public and private water, sewer and storm water rents and charges; natural gas; telephone; electricity; and all other utilities necessary or appropriate for the operation of the Property. As of Closing, Purchaser shall be responsible for the transfer of accounts and establishment of all utility services to the Property in the name of the Purchaser.

Seller shall pursue with the appropriate utility company(ies) the return of any Seller utility deposits;

        d.      fees for the rental of vaults and other public space;

        e.      rental under the Parking Leases;

        f.      fees and expenses under any Contracts assumed by Purchaser;

        g. with respect to any tenant's exercise on or after the Effective Date of an extension or expansion option under a Lease existing prior to Effective Date, tenant improvement allowances and leasing commissions payable in connection therewith shall be prorated on the basis of Seller's and Purchaser's respective periods of ownership of the Property in relation to the term of such extension or the benefit of such expansion;

        h. with respect to leases and extension and/or expansion agreements entered into on or after the Effective Date in accordance with the terms of this Agreement, tenant improvement allowances and leasing commissions payable in connection therewith shall be prorated on the basis of Seller's and Purchaser's respective periods of ownership of the Property in relation to the term of such lease or extension or the benefit of such expansion;

        i. any provision of this Agreement to the contrary notwithstanding, Purchaser shall pay the tenant improvement allowance, leasing commissions and sums payable by the landlord under or in connection with any New Lease or modification of a Lease entered into after the Effective Date so long as Purchaser has approved such New Lease or Lease modification prior to the execution thereof; and

        j. all payments made by Seller under the Underlying Loan shall be prorated appropriately so that Seller has made all payments until the Closing Date and Purchaser has made all such payments from and after the Closing Date. At Closing, Seller shall assign to Purchaser (and Purchaser shall reimburse Seller at Closing for) all tax, insurance and other escrow deposits paid by Seller and then held by Lender in accordance with the Underlying Loan Documents.

11.4 TRUE-UP. If, at any time after the Closing Date, the amount of any Closing cost or pro-rated charge or adjustment shall prove to be incorrect (whether as a result of an omission, an error in calculation or a lack of complete or current information as of the Closing or otherwise), the party in whose favor the error was made shall pay to the other party the sum necessary to correct such error within thirty (30) days after receipt of reasonable evidence of such error, provided that such evidence must be delivered no later than April 30, 2007. Seller and Purchaser shall, after the Closing Date, cooperate in good faith to reconcile and adjust the amounts prorated under Section 11.3. The provisions of this Section 11.4 shall survive the Closing.

SECTION 12.     DEFAULT.

12.1    PURCHASER DEFAULT.

        a. If Purchaser defaults in its obligation to consummate the Closing in accordance with the terms of this Agreement or otherwise defaults in any material respect under this Agreement prior to Closing, Seller shall give Purchaser and Title Company written notice specifying the nature of the default. Purchaser shall have five (5) business days from receipt of Seller's notice of default within which to cure the specified default; however, Purchaser shall not be entitled to any notice or opportunity to cure Purchaser's obligations to pay the cash portion of the Purchase Price and perform its other obligations on the Closing Date.

        b. If Purchaser defaults in its obligation to consummate the Closing in accordance with the terms of this Agreement and fails to cure such default within any applicable cure period, the Deposit shall be forfeited to Seller as complete and liquidated damages and as Seller's sole remedy, this Agreement shall automatically terminate and Seller and Purchaser shall be relieved from all further liability or obligation hereunder except for Purchaser's liability under the Studies Indemnification and except that, upon such termination, Purchaser shall make a good faith attempt to promptly deliver to Seller all documents that Purchaser received from Seller or its agents in connection with this Agreement. Seller and Purchaser agree that forfeiture of the Deposit shall be liquidated damages and not a penalty, that the actual damages caused by Purchaser's breach of this Agreement would be difficult or impossible to measure and that the Deposit is a reasonable estimate of those damages.

12.2    SELLER DEFAULT.

        a. If Seller defaults in its obligation to consummate the Closing in accordance with the terms of this Agreement or otherwise defaults in any material respect under this Agreement prior to Closing, Purchaser shall give Seller and Title Company written notice specifying the nature of the default. Seller shall have five (5) business days from receipt of Purchaser's notice of default within which to cure the specified default; however, Seller shall not be entitled to any notice or opportunity to cure Seller's obligation to delivery the Deed and other closing documents described in Section 10.2 on the Closing Date.

        b. Purchaser acknowledges and agrees that if Seller does not cure such default within said five (5) business day period, Seller shall have no liability whatsoever for damages arising out of the performance or nonperformance of Seller's obligations (except as set forth below) and Purchaser's sole remedy shall be to elect one of the following:

                (i) terminate this Agreement by written notice given to Seller, in which event the Deposit shall be returned to Purchaser, and Seller and Purchaser shall thereafter be relieved from all further liability or obligation hereunder;

                (ii) proceed to Closing with the same constituting a waiver of any right to pursue a post-Closing action against Seller for such default; or

                (iii) proceed with an action for specific performance of this Agreement by Seller.

12.3 ATTORNEYS' FEES. If any party hereto engages an attorney for the purpose of enforcing this Agreement or any judgment based on this Agreement, in any legal proceeding, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorneys' fees and out-of-pocket expenses incurred in connection with such proceeding including legal assistant, service of process, filing, court and court reporter, investigative and expert witness fees and costs, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The "PREVAILING PARTY" means the party who receives substantially the relief desired, whether by judgment, dismissal or otherwise.

SECTION 13.     SURVIVAL.

13.1 SURVIVAL TIME. If Closing occurs, Seller's and Purchaser's respective obligations and liabilities under this Agreement shall survive Closing (except for any obligations and liabilities that have been waived or that are deemed waived pursuant to the terms of this Agreement) and shall not be merged with Seller's delivery of the Deed; provided, however, any party's liability for breach of any of representation or warranty made by such party in this Agreement shall terminate twelve (12) months after Closing and shall thereafter be deemed to have merged into the Deed, except to the extent the other party has commenced, on or before such date, a legal proceeding based on the breach thereof, and to the extent Purchaser first discovers a breach of a representation or warranty after the Closing Date, Seller's aggregate liability to Purchaser for all breaches of representations and warranties of Seller under this Agreement, shall not exceed $1,500,000.00.

13.2 SURVIVAL IF NO CLOSING. Any provision of this Agreement to the contrary notwithstanding, if Closing does not occur and Seller or Purchaser terminates this Agreement other than due to the other party's default under this Agreement (which is addressed in Section 12), Seller's and Purchaser's respective obligations and liabilities under the following sections or provisions of this Agreement shall survive such termination: (i) as to Seller and Purchaser, Sections 12.3 (Attorneys' Fees), 14 (Confidentiality), 16 (Brokers), 18.14 (Waiver of Jury Trial), and 18.15 (Governing Law); (ii) as to Seller and Purchaser, all other provisions (if any) that expressly provide that such party's obligations or liabilities shall survive the termination of this Agreement; and (iii) as to Purchaser only, Purchaser's obligations and liabilities for the Studies Indemnification.

SECTION 14.     CONFIDENTIALITY.

14.1 CONFIDENTIAL INFORMATION. Prior to Closing, neither Seller nor Purchaser shall disclose the existence of this Agreement, the terms of this Agreement or the transactions contemplated under this Agreement (the "CONFIDENTIAL INFORMATION"), whether in a press release, communication with any media representative or otherwise. However, notwithstanding the foregoing provisions or anything else to the contrary contained in this Agreement (i) Seller or Purchaser may disclose Confidential Information to its respective consultants, attorneys, accountants, prospective investors and lenders, and others who need to know the information for the purpose of assisting such party in connection with the transaction that is the subject of this Agreement; (ii) the foregoing covenant of confidentiality shall not be applicable to any information published by Seller as public knowledge or otherwise available in the public domain; (iii)

Seller and Purchaser shall be permitted to disclose such Confidential Information as may be recommended by such party's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Seller or Purchaser, as the case may be, including any required disclosures to the Securities and Exchange Commission; (iv) Seller and Purchaser shall be permitted to disclose Confidential Information in connection with litigation or similar proceedings related to this Agreement; and
(iv) any duty of confidentiality set forth in this Agreement shall terminate upon Closing.

14.2 PRESS RELEASE. After Closing, neither Seller nor Purchaser shall issue a press release or otherwise communicate with any media representative regarding the Confidential Information unless such release or communication has received the prior written approval of the other party hereto, which approval shall not be unreasonably withheld or delayed. The foregoing notwithstanding, after Closing, Seller and Purchaser shall each have the right to publicly announce (including to the press) Purchaser's acquisition of the Property and the date on which the Closing occurred, but such announcement shall not include the Purchase Price or any other economic terms of this Agreement.

SECTION 15.     CASUALTY AND CONDEMNATION.

15.1 DESTRUCTION OR DAMAGE PRIOR TO CLOSING. If at any time prior to Closing, all or any portion of the Property is damaged or destroyed by fire or other casualty, Seller shall promptly give written notice thereof to Purchaser. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

        a. If the Repair Cost of such destruction or damage shall be determined to be one percent (1%) of the Purchase Price or less, Seller, at Seller's expense, shall restore the Property promptly to its condition prior to such destruction or damage and Closing shall be delayed for a reasonable period of time to allow Seller sufficient time to do so. "REPAIR COST" means an estimate from a qualified reputable general contractor selected by Seller and reasonably acceptable to Seller's insurance carrier, of the actual cost of repair and restoration obtained by Seller within twenty-one (21) days after the destruction or damage. If Closing is scheduled to occur during said twenty-one
(21) day period, Closing shall be delayed to allow Purchaser the full benefit of the said twenty-one (21) day period.

        b. If the Repair Cost of such destruction or damage exceeds one percent (1%) of the Purchase Price, Purchaser shall have the option either (i) to accept the Property in its destroyed or damaged condition and accept assignment of insurance payments by giving written notice to Seller of such election not later than fifteen (15) days after the Repair Cost is determined (in which case Purchaser shall receive a credit at Closing for the amount of any deductible under the applicable insurance policy), or (ii) to cancel this Agreement. In such case, Closing shall be deferred to give Purchaser an opportunity to make such election. Upon the giving of such notice, this Agreement shall terminate and be of no further force and effect except as otherwise expressly set forth in Section 13. In such event, Title Company shall promptly return the Deposit to Purchaser. If Purchaser fails to give such notice timely, Purchaser shall be deemed to have elected option (ii) above.

15.2 CONDEMNATION. If Seller has knowledge of any pending or threatened condemnation proceedings or actions, Seller shall promptly advise Purchaser in writing. If, on or prior to the Closing Date, any material portion of the Property shall be condemned or taken pursuant to any governmental or other power of eminent domain, any written notice of taking or condemnation is issued, or any proceedings are instituted by any governmental authority having the power or eminent domain, then Purchaser shall have the option either (i) of proceeding to Closing and accepting the Property subject to the condemnation or taking and reducing the Purchase Price by the amount of the condemnation award (or accepting an assignment of the award, if the award has theretofore been delivered), or (ii) of terminating this Agreement by giving written notice to Seller not later than fifteen (15) days after receiving written notice from Seller advising of the condemnation or taking. If Closing is scheduled to occur during said fifteen (15) day period, Closing shall be delayed to allow Purchaser the full benefit of the said fifteen (15) day period. Upon the giving of such notice, this Agreement shall terminate and be of no further force and effect except as otherwise expressly set forth in Section 13. If Purchaser fails to give such notice timely, Purchaser shall be deemed to have elected option (i) above. If Purchaser elects to proceed to Closing and accept the Property subject to the condemnation or taking, and the portion of the Property to be condemned has not yet been taken and paid for by the condemning authority by the Closing Date, then there shall be no abatement in the Purchase Price and Seller shall assign to Purchaser at Closing all of Seller's right to any unpaid condemnation awards, and Seller shall convey the entire Property to Purchaser.

SECTION 16.     BROKERS.

16.1. IDENTIFICATION OF BROKERS. Seller represents to Purchaser and Purchaser represents to Seller that such representing party has not dealt with any real estate broker, agent or finder in connection with the transaction contemplated by this Agreement other than Broker. Seller shall pay Broker's commission at Closing pursuant to the separate written agreement between Broker and Seller.

16.2 INDEMNIFICATION. Subject to the foregoing, each party shall defend, indemnify and hold the other party harmless from and against all claims, demands, causes of action, expenses or other liabilities (including reasonable attorneys' fees and court costs, whether or not suit is instituted) incurred by the indemnified party arising from any breach of the foregoing representation and from any brokerage, agent or finder claim of entitlement to a commission, fee, cost or other expense that (if payable) would result in a breach of the foregoing representation by the indemnifying party.

SECTION 17.     NOTICES.

17.1. ADDRESSES. All notices, consents, approvals and other communications ("NOTICE" or "NOTICES") given under this Agreement shall be (a) in writing; (b) shall be addressed (i) if to Purchaser, to Purchaser's Notice Address or sent by facsimile transmission to the person and the facsimile number set forth in Purchaser's Notice Address, and (ii) if to Seller, to Seller's Notice Address or sent by facsimile transmission to the person and the facsimile number set forth in Seller's Notice Address; (c) sent, with all charges prepaid, by (i) hand delivery, (ii) certified or registered mail, return receipt requested, (iii) a nationally recognized overnight courier service, or (iv) facsimile transmission as aforesaid but with notice also being sent by hand delivery or a nationally recognized overnight courier service (next business day delivery) on the same day that such facsimile transmission is sent; and (d) effective only when delivered or delivery is refused, except that facsimile notices shall only be effective where there is written confirmation of receipt issued by the addressee or the addressee's office or authorized agent and then, facsimile transmissions shall be deemed received on the date received if received on or before 5:00 p.m. (Dallas, Texas local time), or if received after 5:00 p.m. (Dallas, Texas local time), then on the next day. Any party may change its address(es) for notice at any time upon ten (10) days notice to the other party given in accordance with the terms of this Section. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not invalidate the effectiveness of any notice.

17.2 COURTESY COPIES. Courtesy copies of notices sent to the parties listed above as receiving copies shall be given in the same manner as the original notice that was sent but shall not be a prerequisite to the effectiveness of any notice.

SECTION 18.     GENERAL PROVISIONS.

18.1 ASSIGNMENT AND BINDING EFFECT. Purchaser may not assign its rights hereunder without the written consent of Seller, except that, upon three (3) days prior written notice to Seller, Purchaser may assign its rights hereunder to any entity owned by, under common control with, or affiliated with Purchaser which either is a Permitted Transferee (as defined in the Loan Agreement) or is otherwise expressly approved by the Lender, without the consent of, but with notice to, Seller. Promptly after such assignment, Purchaser shall deliver a copy of the assignment document(s) to Seller. No such assignment shall relieve Purchaser of its liabilities and obligations under this Agreement. Subject to the foregoing, all of the terms, covenants, conditions, obligations and indemnifications contained in this Agreement shall be binding upon the parties and inure to the benefit of their respective heirs, legal representatives, successors and assigns.

18.2 DATES. If any date upon which action or notice is required under this Agreement shall be a Saturday, Sunday or legal holiday for national banks in the jurisdiction in which the Real Property is located, the date for such action shall be extended to the first business day after such date that is not a Saturday, Sunday or legal holiday.

18.3 TIME OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Agreement.

18.4 WAIVER OF CONDITIONS. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such terms or conditions.

18.5 HEADINGS. The article and sections headings used in this Agreement are for reference and convenience only and shall not be considered in interpreting this Agreement.

18.6 SINGULAR/PLURAL. Wherever in this Agreement the singular number is used, the same shall, include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

18.7 PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

18.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties. There are no promises, agreements, terms, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, among them, other than as set forth in this Agreement.

18.9 RECORDATION. Neither Seller nor Purchaser shall record this Agreement or any memorandum hereof.

18.10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. The signature of a party on any counterpart may be removed and attached to any other counterpart.

18.11 SIGNATURE BY FACSIMILE. This Agreement and all amendments hereto may be signed by facsimile. The signature of any party thereon shall be considered as an original signature and the document transmitted shall be considered to have the same binding legal effect as if it were originally signed. Promptly following a written request therefor, the party signing a document by facsimile shall execute and deliver to the requesting party such facsimile party's signature in original form on the applicable document.

18.12 CERTAIN DEFINITIONS. Unless expressly set forth in this Agreement to the contrary, as used in this Agreement, the word "including" shall be deemed to mean "including, without limitation."

18.13 CONSTRUCTION OF AGREEMENT. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

18.14 WAIVER OF JURY TRIAL. SELLER AND PURCHASER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

18.15 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the jurisdiction in which the Real Property is located, without regard to the application of choice of law principles.

18.16 LIKE KIND EXCHANGE. Both Seller and Purchaser acknowledge and agree that Seller and/or Purchaser may each close the transaction contemplated by this Agreement as a like-kind exchange (a "LIKE-KIND EXCHANGE") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended from time to time; provided that any such Like-Kind Exchange does not delay the Closing or have any other material adverse impact on the transaction contemplated by this Agreement; and provided, further, that the party desiring a Like-Kind Exchange shall bear all extra out-of-pocket costs and expenses and fees of escrow agent resulting from the Like-Kind Exchange and shall hold the other party harmless from and indemnify them against any and all loss, liability, damage or expense, including reasonable attorneys' fees, resulting from the Like-Kind Exchange. Subject to the conditions of this Section, Seller hereby agrees to execute such documents as are reasonably necessary to effect a Like-Kind Exchange desired by Purchaser and Purchaser hereby agrees to execute such documents as are reasonably necessary to effectuate a Like-Kind Exchange desired by Seller.

                               [SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the parties have signed and delivered this Agreement under seal as of the Effective Date.

                               SELLER:

                               BURNETT PLAZA ASSOCIATES, L.P., a Delaware limited partnership

                               By: Burnett Plaza Associates GP, LLC, a Delaware
                                   limited liability company, General Partner

                                   By: Brandywine Acquisition Partners LP, a
                                       Delaware limited partnership, Sole
                                       Member

                                       By: BDN Properties I Inc., a Delaware
                                           corporation, General Partner

                                           By: ________________________________
                                               Name:  Christopher M. Hipps
                                               Title:  Executive Vice President

                                   Seller's EIN Identification No.  20-2425203

                                   PURCHASER:

                                   HARVARD PROPERTY TRUST, LLC, a Delaware
                                   limited liability company


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________

                                   Purchaser's Tax Identification No. 75-2968527

EXHIBITS

Schedule 1  -   Inspection Documents
Exhibit A   -   Description of Real Property
Exhibit B   -   Tangible Property
Exhibit C   -   Leases
Exhibit D   -   Form of Tenant Estoppel Certificate
Exhibit E   -   Management and Leasing Agreement
Exhibit F   -   Required Estoppels
Exhibit G   -   Schedule of Leasing Commission Agreements

                                   Schedule 1

                              INSPECTION DOCUMENTS

ADA Compliance, studies/reports
Building/Capital Improvements Projects, Current
Building Permits
Building Plans, Specifications,
     Paper
Capital Improvements, historical/projected, 3 years
Certificates of Occupancy:
     Building
     Tenants
Emergency/Life Safety Systems, Operating Manual
Environmental Site Assessment, Existing
Financial Items:
     Aging Reports, Current and past 6 months
     Balance Sheet, to date
     Budget & Narrative, Current Year
     Excess Operating Expenses Calculation paid by tenants during calendar year 2005
     Invoices, as requested, copies only
     Operating Expense Reconciliations (3 previous years)
     Operating Statements for property, including a general ledger for each year - 3 years
     Rent Roll, Current
     Security Deposit Listing, Current, LOC's/Guaranty's to be transferred Floor Plans, as leased
Geotechnical Report, if any
Ground Lease, if any
Include Commencement Notices (made available in a CD format)
Insurance Certificate, Current, of Seller and Tenants
Insurance Claims, Pending
Insurance Claims History - 3 years
Intellectual Property Documents, if any
Leases and all amendments (made available in a CD format)
Lease Commission Schedule of Unpaid Commissions
Litigation - Pending
O & M Reports (Asbestos, Mold, etc.)
Parking Garage Lease/Operating Agreement
Parking Space Configuration (Surface and Garage if applicable)
Permits & Licenses - Alarm
Permits & Licenses - Construction (current)
Permits & License - Elevator
Permits & License - Engineering
Personal Property Inventory including Office Equipment to remain on site
Photos of the Building
Property Condition Report, existing
Property Taxes land/improvements current year


                              Schedule 1 - Page 1

Property Tax Statements, Personal, Current & Prior 3 years
Retail tenants, sales data and percentage rent billings
Security Incident Reports, for prior 24 months
Service Contracts
Site Plans
Stacking Plan
Survey, existing
Tenant Contact Information
Tenant Financial Statements, if available
Tenant Improvement projects, currently under construction (copy of contract(s)) Tenant Improvement Schedule, 3 previous years as shown on general ledger Utility Agreements
Utilities, prior 2 years/invoices/summary
Utility Security Deposits (none)
Warranty, Roof, if applicable
Year-end Occupancy/Vacancy History, 3 previous years
Zoning Report, existing if available

*Additional material reports required for the completion of the 3-14 Audit to be delivered upon request:

Detailed accrued expense listing for each quarter ended during the current year and the prior two years

Detailed listing of all tenants with termination options

Detail of the cash receipts and disbursements journal (downloaded in Excel if possible) for the full prior year and to date for the current year

Detailed general ledger report of revenues and expenses during the current calendar year and the prior two years

Detailed income statements by month year-to-date and the prior two years


                               Schedule 1 - Page 2

                                    Exhibit A

                          DESCRIPTION OF REAL PROPERTY













                               Exhibit A - Page 1

                                    Exhibit B

                                TANGIBLE PROPERTY












                               Exhibit B - Page 1

                                    EXHIBIT C

                                     LEASES

Pepi's Cheese & Wine Deli dba Alonti Deli
RDH3, Inc. dba Albritton's Finer Dry Cleaners
Americredit
AXA Equitable Life Insurance Company
Bill Roten Electric
Borum & Hancock
Brooks Fiber
Brotherhood of Locomotive Engineers
Burlington Resources
Burnett Oil
Cantey & Hanger
Cash America
Colvin & Petrocchi
Corvel
Decker Jones McMakin McClane Hall & Bates
Frank Tyler
Grande Communications
HUD
Jim Atkins
John P. Strong
Kforce
Kimley Horn
Mary Leos
Oce USA
Practioners Publishing AKA Thomson Publishing
Prentiss Properties
Red Mortgage
SEC
Sherry's
TD Waterhouse
Thompson Knight
US Attorney
Univision Television Group
Voyager
Wachovia
Warren St John
Weldon Grisham
Worth National Bank


                               Exhibit C - Page 1

                                    Exhibit D

                       FORM OF TENANT ESTOPPEL CERTIFICATE

                             _______________, 200__

[ADDRESS OF BUYER]

[ADDRESS OF LENDER]

        RE:     Burnett Plaza, Fort Worth, Texas (the "BUILDING")

Gentlemen:

        Reference is made to that certain [LEASE AGREEMENT] dated as of ____________ __, ____ between ____________________________, a ____________, as landlord, predecessor-in-interest to Burnett Plaza Associates, L.P. ("LANDLORD"), and the undersigned, as tenant ("TENANT"), demising premises in the Building more particularly described in the Lease (the "PREMISES"). The lease, together with all amendments thereto described in SCHEDULE I attached hereto, is herein referred to as the "LEASE". Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

        1. Attached hereto as SCHEDULE I is a list describing the Lease and all amendments, modifications, side letters and guaranties executed in connection with the Lease. The undersigned is the Tenant under the Lease for space at the Premises covering ___________ rentable square feet.

        2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except pursuant to the amendments or modifications described on SCHEDULE I hereto. There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease or described on SCHEDULE I hereto.

        3. The term of the Lease commenced on ________________, and expires on _________________, subject to any rights of Tenant to extend the term as provided therein. The base rent presently being charged is $__________. All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including ____________, 200_. No rental, other than for the current month, has been paid in advance. The undersigned has accepted possession and now occupies the Premises and is currently open for business. In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of _________________.

        4. Tenant has paid to Landlord a security deposit in the amount of $______________. Tenant has no current claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

                               Exhibit D - Page 1

        5. To Tenant's knowledge, Landlord is not in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default.

        6. There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges.

        7. Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease. Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

        8. To Tenant's knowledge, Tenant is not in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. Tenant has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease other than to the holder of any first mortgage on the Building.

        9. Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown in the documents described on as SCHEDULE I.

        The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Building. For purposes hereof, the term "BENEFITED PARTIES" means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender which now or hereafter holds a lien on the Building.

                                          Very truly yours,

                                          TENANT

                                          ______________________________________


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                               Exhibit D - Page 2

                              JOINDER OF GUARANTOR

        The undersigned joins in the execution of this Estoppel Certificate for the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant's obligations under the Lease executed by the undersigned remains in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.


                                          ______________________________________


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________




                               Exhibit D - Page 3

                                    Exhibit E

                        MANAGEMENT AND LEASING AGREEMENT












                               Exhibit E - Page 1

                                    Exhibit F

                             REQUIRED MAJOR TENANTS

                                                                        NRA

        Burlington Resources                                          198,539
        Americredit                                                   238,303
        Practitioners                                                  81,516
        Cantey & Hanger                                                62,964
        Voyager                                                        73,246

                                      OTHER MAJOR TENANTS

        GSA HUD                                                       102,418
        GSA U.S. Attorney's Office                                     35,973
        Securities and Exchange Commission                             50,817
        Decker Jones                                                   18,309
        Corvel                                                         15,087
        Burnett Oil Company                                            17,174
        Kimley Horn                                                    10,589
        Thompson & Knight                                              11,520
                                                                    ---------

                                                                      916,455

        Building NRA                                                1,024,627

        Percentage of Leased NRA of the Building                      89.443%
                                                                    ========



                               Exhibit F - Page 1

                                    Exhibit G

                    SCHEDULE OF LEASING COMMISSION AGREEMENTS











                               Exhibit G - Page 1